EXHIBIT 99.1

For further information contact
Terry Trovato 1-800-451-1294

                FOR IMMEDIATE RELEASE

     Callon Petroleum Company Announces
     Death of Senior Vice President John S. Weatherly

      Natchez, MS (May 12, 2005) — Callon Petroleum Company (NYSE: CPE/CPE.PrA) announced that John S. Weatherly, the company’s Senior Vice President and Chief Financial Officer, passed away today. Fred L. Callon, Chairman and Chief Executive Officer of the company, and its former Chief Financial Officer, will assume Mr. Weatherly’s duties until a successor is named.

      “John has been a part of our management team for a quarter of a century and has been an important contributor to our current success,” Fred Callon comments. “Our deepest sympathy and condolences are expressed to his family; he will be greatly missed by all of us.”

      Weatherly joined the company in 1980 and, during a 25-year career, served as Vice President, Chief Financial Officer and Treasurer. He was named Senior Vice President in 1999.

      Callon Petroleum Company has been engaged in the exploration, development, acquisition and production of oil and gas in the Gulf Coast region since 1950. Callon’s properties and operations are geographically concentrated in the offshore waters of the Gulf of Mexico.

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